AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 24th day of February, 2009, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Congress Large Cap Growth Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit U is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit U
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
Name of Series	Date Added
Congress Large Cap Growth Fund	on or after February 24, 2009

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE – February, 2009

Annual Service Charges to the Fund*
•  Base Fee Per Cusip                                                $______ /year
•  NSCC Level 3 Accounts                                       $___ /open account
•  No-Load Fund Accounts                                     $___ /open account
•  Load Fund Accounts                                            $___ /open account
•  Daily Accrual Fund Accounts                             $____ /open account
•  Closed Accounts                                                   $ ___ /closed account
Activity Charges
•  Manual Shareholder Transaction                        $  ___ /transaction
•  Omnibus Account Transaction                           $  ___ /transaction
•  Correspondence                                                     $  ___ /item
•  Telephone Calls                                                      $  ___ /minute
•  Voice Response Calls                                            $  ___ /call
•  Qualified Plan Accounts                                        $ ___ /account (Cap at $30.00/SSN)

Implementation Charges
•  First Cusip                                                               $_____ /fund group setup, first Cusip
•  Subsequent Cusips                                                $_____ /each additional Cusip

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin	Title: Director of Operations

Date: 3/9/2009

Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES - FEE SCHEDULE at February, 2009
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1.  FAN Web Premium (Fund Groups over 50,000 open accounts)
•  Implementation - $______ per fund group – includes up to 25 hours of technical/BSA support
•  Annual Base Fee - $_______ per year
2.  FAN Web Select (Fund Groups under 50,000 open accounts) – See Functionality Worksheet
•  Implementation - $_____ per fund group – includes up to 10 hours of technical/BSA support
•  Annual Base Fee - $_____ per year
3.  FAN Web Direct (API) – Quoted Separately
4.  Customization - $____ per hour
5.  Activity (Session) Fees:
•  Inquiry - $____ per event
•  Account Maintenance - $____ per event
•  Transaction – financial transactions, reorder statements, etc. - $___ per event
•  New Account Set-up - $___ per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
•  Inquiry Only
•  Inquiry - $___ per event
•  Per broker ID - $___ per month per ID
•  Transaction Processing
•  Implementation - $___ per management company
•  Transaction – purchase, redeem, exchange, literature order - $___ per event
•  New Account Set-up – may contain multiple fund/accounts - $___ per event
•  Monthly Minimum Charge - $___ per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•  Base Fee Per Management Company – file generation and delivery - $____ per year
•  Per Record Charge
•  Rep/Branch/ID - $____
•  Dealer - $____
•  Price Files - $____ or $____/user/month, whichever is less

CLIENT Web DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
•  Setup - $____
•  Service - $____month/user
•  Access to the following systems included:
•  BDS – Statement Storage and Retrieval
•  ReportSource – Mainframe T/A Report Library
•  T/A Imaging – Thin Client AWD
•  FundSource – Comprehensive Fund Information
CLIENT DEDICATED LINE DATA ACCESS – For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
•  $_____ per year per workstation for TA2000 AWD access
•  Plus data communications setup and monthly charges based upon location and bandwidth
•  Plus training billed at hourly rates plus out-of-pocket expenses

TRANSFER AGENT TRAINING SERVICES • On-site at USBFS - $____ per day • At client location - $____ per day plus travel and out-of-pocket expenses
Advisor’s Signature below acknowledges approval of the fee schedule above.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin	Title: Director of Operations

Date: 3/9/2009

Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at February, 2009
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
•  90 days or less – $__ /open account
•  91-180 days – $__ /open account
•  181-270 days – $__ /open account
•  271 days – 1 year - $__ /open account
•  1 year – 2 years - $__ /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for direct accounts based upon an average cost single category basis calculation. • $___ /direct open account/year
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•  $___ setup/fund group of 1-5 funds, $___ setup/fund group of over 5 funds
•  $___ /account/year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $___ per open account per year.
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family: • $___ setup/fund group • $___/certificate transaction
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
•  $_____ setup/fund group
•  $___ /month administration
•  $___ /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
•  $___ per fund group per month

FAF Money Market Fund Service Organizations • $______ per money market share class per year • Out-of-pocket expenses – see Transfer Agent Fee Schedule
Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
•  Setup - $_____ per fund group
•  Annual Fee - $___ per open and closed account

Advisor’s Signature below acknowledges approval of the fee schedule above.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin	Title: Director of Operations

Date: 3/9/2009